UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As of November 18, 2008, Broadpoint Securities Group, Inc. (the “Company”) entered into a Sublease (the “Sublease”), by and between the Company and Jefferies & Company, Inc. (“Subtenant”), a Delaware corporation, for the lease of 19,620 square feet on the 24th floor (the “Subleased Premises”) at the building known as Post Montgomery Center, One Montgomery Tower, San Francisco, California (the “Building”).   The Subleased Premises were originally leased by the Company from Post-Montgomery Associates (the "Master Landlord" pursuant to an Office Lease dated as of March 31, 2005 (the "Master Lease").  The following is a general summary of the terms of the Sublease:

The term of the Sublease commences on the earlier of (i) April 1, 2009 or (ii) the date Subtenant opens for business in the Subleased Premises and expires July 30, 2015; however, Subtenant's obligation to pay rent does not commence until July 1, 2009.  Base rent under the Sublease is $40.00 per square foot ($784,800.00 per annum; $65,400.00 per month). Beginning January 1, 2010, Subtenant shall also be responsible for paying operating expenses and real estate taxes above a 2009 base year to the extent passed through to the Company by Master Landlord under the Master Lease.

Subtenant does not have any right to renew the term of the Sublease.

Subtenant is subleasing the Subleased Premises "AS-IS" from the Company, and the Company has no obligation to perform any work other than the removal of a phone switch (for which the Company's capped obligation is $1,000.00).

The Sublease is subject and subordinate to the Master Lease.  Subtenant agrees to look to Master Landlord for the provision of services to the Subleased Premises and to enforce rights against the Master Landlord at Subtenant's sole cost and expense, although the Company agrees to cooperate with Subtenant.  Pursuant to the Sublease, if an action desired by Subtenant requires the consent of Master Landlord, the Company shall be deemed to take the same action as Master Landlord (i.e., if Master Landlord consents to an action, then the Company shall be deemed to have consented as well).

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease dated as of November 18, 2008 executed by and between the Company and Subtenant, which is included with this Current Report on Form 8-K as Exhibit 10.1.

In connection with the execution and delivery of the Sublease, and pursuant to the terms of a  Consent to Sublease, Recognition Agreement and Amendment to Lease (the "Consent"), the Company is required to provide to Master Landlord a security deposit in the amount of $338,981.00 in the form of an irrevocable letter of credit (the "LOC"). Under certain conditions, the Company has the right to reduce the LOC through January 1, 2015.

Pursuant to the Consent, the Company has posted the LOC in order to cover the difference between the rent payable under the Master Lease and the rent payable under the Sublease; the LOC is intended to cover any situation where the Company has defaulted and Subtenant becomes a direct tenant of Master Landlord.  The LOC was posted in order to allow Subtenant and Master Landlord to remain in their respective pre-default economic positions. In connection with obtaining the Consent, the Company agreed to terminate certain expansion rights with respect to other space in the Building.  The Sublease became effective upon the execution of the Consent, which the parties executed on November 24, 2008.  The foregoing description of the Consent is qualified in its entirety by reference to the Consent which is included with this Current Report on Form 8-K as Exhibit 10.2.

The Company has arranged for the LOC in favor of Master Landlord in the amount of $338,981.00 to be issued by The Bank of New York Mellon, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.3.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1 - Sublease San Francisco

10.2 - Consent to Sublease, Recognition Agreement and Amendment to Lease

10.3 - Letter of Credit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BROADPOINT SECURITIES GROUP, INC.

            By:  /s/ Peter J. McNierney
            Name:  Peter J. McNierney
            Title:    President

Dated:  November 24, 2008